                                                                    EXHIBIT 20.2


                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                     JUL-00

------------------------------------------------------------------------------------------------------------------------
TOTAL TRUST                               FEB-00                     MAR-00                     APR-00
------------------------------------------------------------------------------------------------------------------------
    Total Ending Balance                2,019,788,569              1,999,964,228              2,009,330,661
      ENDING PRINCIPAL BALANCE          1,943,604,997              1,925,793,720              1,932,556,297
      ENDING NON-PRINCIPAL BALANCE         76,183,572                 74,170,508                 76,774,364

      YIELD                                37,474,738     22.79%      38,771,196     23.94%      34,136,229     21.27%

      CHARGE-OFFS                          (8,164,578)    -4.97%      (7,197,110)    -4.44%      (6,720,067)    -4.19%

      NET YIELD: (YIELD - C/O)             29,310,160     17.83%      31,574,085     19.49%      27,416,162     17.08%

------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                             FEB-00                     MAR-00                     APR-00
------------------------------------------------------------------------------------------------------------------------

    ORIGINAL INVESTOR BALANCE           1,115,151,821              1,115,151,821              1,115,151,821
    ADJUSTED INVESTOR BALANCE
    FIXED INVESTOR PERCENTAGE                  56.52%                     57.38%                     57.91%
    FLOATING INVESTOR PERCENTAGE
                                                      -----------                -----------                -----------
    3-MONTH AVG. EXCESS SERVICING                          9.40%                      9.83%                      9.92%
                                                      -----------                -----------                -----------

    YIELD                                  21,182,202     22.79%      22,245,142     23.94%      19,766,955     21.27%

      CHARGE-OFFS                          (4,614,942)    -4.97%      (4,129,373)    -4.44%      (3,891,328)    -4.19%
      CERTIFICATE INTEREST                 (5,478,045)    -5.89%      (6,355,026)    -6.84%      (5,501,645)    -5.92%
      SERVICING FEE                        (1,858,586)    -2.00%      (1,858,586)    -2.00%      (1,858,586)    -2.00%

    EXCESS SERVICING                        9,230,630      9.93%       9,902,157     10.66%       8,515,396      9.16%
------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
TOTAL TRUST                               MAY-00                     JUN-00                          JUL-00
--------------------------------------------------------------------------------------------------------------------------------
    Total Ending Balance                1,997,098,756              1,989,650,511                    1,998,487,399
      ENDING PRINCIPAL BALANCE          1,922,509,190              1,915,560,381                    1,921,906,304
      ENDING NON-PRINCIPAL BALANCE         74,589,566                 74,090,130                       76,581,095

      YIELD                                39,771,616     24.70%      37,468,820     23.39% (1)        35,062,741     21.97% (1)

      CHARGE-OFFS                          (7,468,454)    -4.64%      (7,242,448)    -4.52%            (6,702,783)    -4.20%

      NET YIELD: (YIELD - C/O)             32,303,162     20.06%      30,226,372     18.87%            28,359,958     17.77%

--------------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                             MAY-00                     JUN-00                          JUL-00
--------------------------------------------------------------------------------------------------------------------------------

    ORIGINAL INVESTOR BALANCE           1,115,151,821              1,115,151,821                    1,115,151,821
    ADJUSTED INVESTOR BALANCE                                                                         987,528,609
    FIXED INVESTOR PERCENTAGE                  57.70%                     58.01%                           58.22%
    FLOATING INVESTOR PERCENTAGE                                                                           51.55%
                                                      -----------                -----------                      -----------
    3-MONTH AVG. EXCESS SERVICING                         10.31%                      9.95%                            9.94%
                                                      -----------                -----------                      -----------

    YIELD                                  22,949,598     24.70%      21,780,596     23.44% (1)        18,674,784     22.69% (1)

      CHARGE-OFFS                          (4,309,556)    -4.64%      (4,200,983)    -4.52%            (3,455,485)    -4.20%
      CERTIFICATE INTEREST                 (6,468,013)    -6.96%      (6,804,281)    -7.32%            (6,072,672)    -7.38%
      SERVICING FEE                        (1,858,586)    -2.00%      (1,858,586)    -2.00%            (1,645,881)    -2.00%

    EXCESS SERVICING                       10,313,442     11.10%       8,916,745      9.60%             7,500,746      9.11%
--------------------------------------------------------------------------------------------------------------------------------


(1) Series 1996-1 began its accumulation period June 2000 - yield percentages at the trust level will be different than those at the series level due to interest income on the Reserve Account and Principal Funding Account